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     As filed with the Securities and Exchange Commission on August 14, 2000

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8--A

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      CLEAN ENERGY COMBUSTION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                                              98-0211550
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)


            7087 MacPherson Avenue, British Columbia, Canada V5J 4N4
              (Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration file number to which this form relates: 333-88207

Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $0.0001 per share
                               (Title of Class)

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           FINANCIAL INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

This registration statement relates to the registration with the Securities and Exchange Commission of shares of common stock, par value $0.0001 per share (the "Common Stock"), of Clean Energy Combustion Systems, Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Our Securities-Common Stock" at page 53 of the Registration Statement denominated as the Registrant's Pre-effective Amendment No. 3 to Form SB-2, Registration No. 333-88207 (the "Registration Statement"), as filed with the Securities and Exchange Commission, is incorporated herein by this reference.

ITEM 2.     EXHIBITS

The following documents are included as Exhibits to the Registration Statement and incorporated herein by this reference:

3.1 Certificate of Incorporation filed in the Office of the Delaware Secretary of State on March 1, 1999

3.2 Certificate of Amendment to Certificate of Incorporation filed in the Office of the Delaware Secretary of State on May 20, 1999

3.3 Certificate of Amendment to Certificate of Incorporation filed in the Office of the Delaware Secretary of State on November 12, 1999

3.4   Bylaws (as restated to reflect corporate name change)

4.1   Specimen common stock certificate

4.2   Founding Stockholders Agreement dated March 5, 1999

                                  SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated at Burnaby, British Columbia, Canada, this 13th day of August, 2000.

                                         CLEAN ENERGY COMBUSTION SYSTEMS, INC.


                                         By: /s/ John P. Thuot
                                            --------------------------------
                                             John P. Thuot
                                             President
                                             (principal executive officer)


                                         By: /s/ Barry A. Sheahan
                                            --------------------------------
                                             Barry A. Sheahan
                                             Chief Financial Officer
                                             (principal accounting officer)